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                                                                     Exhibit 3.1

                            WEIRTON STEEL CORPORATION

                     CERTIFICATE OF THE DESIGNATION, POWERS,
                          PREFERENCES AND RIGHTS OF THE
                     EXCHANGEABLE REDEEMABLE PREFERRED STOCK
                                    SERIES D

                            PAR VALUE $.10 PER SHARE

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


         WEIRTON STEEL CORPORATION, a Delaware corporation (the "Corporation"), having its registered office c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, HEREBY CERTIFIES to the Secretary of State of the State of Delaware that the following resolution was duly adopted by the Board of Directors of the Corporation, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation:

         RESOLVED, that the Board of Directors hereby authorizes the issuance of a series of preferred stock, par value of $.10 per share, of the Corporation and hereby fixes the designation, powers, preferences and rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the said Restated Certificate of Incorporation, as follows (capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in Section 12 hereof):

         1. Designation. The designation of said series of preferred stock shall be "Exchangeable Redeemable Preferred Stock, Series D" (the "Series D Preferred Stock"). The Series D Preferred Stock shall not be perpetual, but shall be redeemed in accordance with the provisions hereof. The authorized number of shares constituting such Series D Preferred Stock shall be 500,000 shares. The par value of the Series D Preferred Stock shall be $.10 per share.

         2. Dividends. Shares of Series D Preferred Stock shall not be entitled to receive dividends.

         3. Rank; Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, an amount equal to One Hundred Dollars ($100) per share (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect the Series D Preferred Stock) before any distribution may be made to the holders of shares of Junior Stock.

                  (b) The amount distributed upon any liquidation, dissolution or winding up of the Corporation on each share of Series D Preferred Stock shall equal the amount distributed on each other share thereof. If in any such distribution the funds of the Corporation shall be


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insufficient to pay the holders of the outstanding shares of the Series D
Preferred Stock and of Parity Stock the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

                  (c) The holders of the shares of Series D Preferred Stock shall not be entitled to receive any amounts with respect to any liquidation, dissolution or winding up of the Corporation other than the amounts provided for in this Section 3. Neither a merger nor consolidation of the Corporation into or with another corporation or other entity, nor a merger or consolidation of any other corporation or other entity into or with the Corporation, nor a sale, transfer, mortgage, pledge or lease of all or any part of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 3.

          4. Mandatory Redemption. (a) On March 1, 2015, the Corporation shall redeem, in the manner provided in Section 7 hereof, all shares of Series D Preferred Stock not previously redeemed at a per share redemption price equal to the sum of (i) the greater of (A) the Floor Amount or (B) the aggregate Market Value, at the time of such redemption, of 14.284 shares of Common Stock (determined subsequent to the deemed issuance of such shares of Common Stock), plus (ii) the aggregate Market Value of any Contingent Shares issuable thereon in accordance with Section 11 hereof (determined subsequent to the deemed issuance of such shares) (the "Mandatory Redemption Price"), which amount shall be payable in cash out of funds legally available therefor, shares of Common Stock, or one or more junior subordinated unsecured promissory notes of the Corporation (each, a "Junior Subordinated Redemption Note"), or any combination thereof.

                  (b) If the Corporation elects to redeem all or part of the outstanding shares of Series D Preferred Stock by issuing to the holder thereof a Junior Subordinated Redemption Note, the Corporation may pay the Mandatory Redemption Price for such shares of Series D Preferred Stock by issuing to each holder of such shares a Junior Subordinated Redemption Note in the principal amount equal to the aggregate Mandatory Redemption Price for such shares. Each Junior Subordinated Redemption Note so issued shall have a term of five (5) years, shall be payable in equal annual installments over such five (5) year period commencing on March 15, 2015, and shall bear interest at an annual rate equal to the weighted average of the noncurrent interest-bearing indebtedness of the Corporation during such period, which interest shall be payable semi-annually in arrears on each June 15, September 15, December 15 and March 15 during the term of the Junior Subordinated Redemption Note, beginning on June 15, 2015.

                  (c) If the Corporation elects to redeem all or part of the outstanding shares of Series D Preferred Stock in shares of Common Stock, the Company may pay the Mandatory Redemption Price for any such shares of Series D Preferred Stock by issuing to each holder of such shares of Series D Preferred Stock to be redeemed a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which such holder would have been entitled had the Corporation elected to pay all (or, in the case of a partial redemption of shares of Series D Preferred Stock in shares of Common Stock, the corresponding percentage,


                                      A-2
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as the case may be) of the Mandatory Redemption Price in cash by (ii) the
Market Value of a share of Common Stock.

                  (d) At its option, the Corporation may, in lieu of issuing fractional shares of Common Stock in payment of the Mandatory Redemption Price, either (i) pay cash for the current Market Value of any fractional share, which shall be determined by multiplying the Market Value of a share of Common Stock hereof by such fraction and rounding the product thereof to the nearest whole cent, with one-half cent to be rounded upward, or (ii) add such amount to the principal amount of any Junior Subordinated Redemption Note issued to the applicable holder of shares of Series D Preferred Stock being redeemed, as applicable.

                  (e) Any redemption pursuant to this Section 4 shall be accomplished in the manner and with the effect as set forth in Section 7.

         5. Optional Redemption. (a) The Corporation may redeem, at its option expressed by resolution of its Board of Directors, at any time, including in connection with a Permitted Acquisition as defined in the Notes Indenture, in the manner provided in Section 7 hereof, the Series D Preferred Stock, in whole or in part, at a per share redemption price per share equal to the sum of (i) the greater of (A) the Floor Amount or (B) the aggregate Market Value at the time of such redemption of 14.284 shares of Common Stock (determined subsequent to the deemed issuance of such shares of Common Stock), plus (ii) the aggregate Market Value of any Contingent Shares issuable thereon pursuant to Section 11 hereof (determined subsequent to the deemed issuance of such shares) (the "Optional Redemption Price"), provided, however, that no such redemption shall occur pursuant to this Section 5 prior to the maturity of the Senior Secured Notes or any repurchase or redemption of the Senior Secured Notes to the extent required pursuant to Section 3.16 of that certain Indenture, dated as of June 18, 2002, governing the Senior Secured Notes, as the same may be amended or modified from time to time (the "Notes Indenture") or otherwise, or to the extent that any such redemption shall in any way violate or conflict with any other provision of the Notes Indenture.


                  (b) If the Corporation elects to redeem all or part of the outstanding shares of Series D Preferred Stock in shares of Common Stock, the Corporation may pay the Optional Redemption Price for any such shares of Series D Preferred Stock by issuing to each holder of such shares of Series D Preferred Stock to be redeemed a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which such holder would have been entitled had the Corporation elected to pay all (or, in the case of a partial redemption of shares of Series D Preferred Stock in shares of Common Stock, the corresponding percentage, as the case may be) of the Optional Redemption Price in cash by (ii) the Market Value of a share of Common Stock.

                  (c) At its option, the Corporation may, in lieu of issuing fractional shares of Common Stock in payment of the Optional Redemption Price, pay cash for the current Market Value of any fractional share, which shall be determined by multiplying the Market Value of a share of Common Stock hereof by such fraction and rounding the product thereof to the nearest whole cent, with one-half cent to be rounded upward.


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                  (d) In the case of the optional redemption by the Company of less than all the outstanding shares of Series D Preferred Stock, the Corporation shall, with respect to each holder of shares of Series D Preferred Stock, redeem from such holder the number of shares equal to the product of the number of shares held by such holder and a fraction, the numerator of which is the total number of shares of Series D Preferred Stock to be redeemed and the denominator of which is the total number of shares of Series D Preferred Stock then outstanding.

                  (e) Any redemption pursuant to this Section 5 shall be accomplished in the manner and with the effect as set forth in Section 7.

          6. Extraordinary Redemption. (a) Upon the consummation of a Significant Transaction, the Corporation shall redeem, in the manner provided in
Section 7 hereof, all shares of Series D Preferred Stock not previously redeemed at a per share redemption price equal to the sum of (i) the greater of (A) the Floor Amount or (B) the aggregate Market Value, at the time of such redemption, of 14.284 shares of Common Stock (determined subsequent to the deemed issuance of such shares of Common Stock), plus (ii) the aggregate Market Value of any Contingent Shares issuable thereon pursuant to Section 11 hereof (determined subsequent to the deemed issuance of such shares) (the "Extraordinary Redemption Price"), which amount shall be payable in cash out of funds legally available therefor, shares of Common Stock, or one or more Junior Subordinated Redemption Notes, or any combination thereof, provided, however, that no such redemption shall be required pursuant to this Section 6 prior to the maturity of the Senior Secured Notes or any repurchase or redemption of the Senior Secured Notes to the extent required pursuant to Section 3.16 of the Notes Indenture or otherwise, or to the extent that any such redemption shall in any way violate or conflict with any other provision of the Notes Indenture.

                  (b) If the Corporation elects to redeem all or part of the outstanding shares of Series D Preferred Stock by issuing to the holder thereof a Junior Subordinated Redemption Note, the Corporation may pay the Extraordinary Redemption Price for such shares of Series D Preferred Stock by issuing to each holder of such shares a Junior Subordinated Redemption Note in the principal amount equal to the aggregate Extraordinary Redemption Price for such shares. Each Junior Subordinated Redemption Note so issued shall have a term of five (5) years, shall be payable in equal annual installments over such five (5) year period commencing on the effective date of the Significant Transaction, and shall bear interest at an annual rate equal to the weighted average of the noncurrent interest-bearing indebtedness of the Corporation at the effective date of the Significant Transaction, which interest shall be payable annually.

                  (c) If the Corporation elects to redeem all or part of the outstanding shares of Series D Preferred Stock in shares of Common Stock, the Company may pay the Extraordinary Redemption Price for any such shares of Series D Preferred Stock by issuing to each holder of such shares of Series D Preferred Stock to be redeemed a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which such holder would have been entitled had the Corporation elected to pay all (or, in the case of a partial redemption of shares of Series D Preferred Stock in shares of Common Stock, the corresponding percentage,


                                      A-4
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as the case may be) of the Extraordinary Redemption Price in cash by (ii)
the Market Value of a share of Common Stock.

                  (d) At its option, the Corporation may, in lieu of issuing fractional shares of Common Stock in payment of the Extraordinary Redemption Price, either (i) pay cash for the current Market Value of any fractional share, which shall be determined by multiplying the Market Value of a share of Common Stock hereof by such fraction and rounding the product thereof to the nearest whole cent, with one-half cent to be rounded upward, or (ii) add such amount to the principal amount of any Junior Subordinated Redemption Note issued to the applicable holder of shares of Series D Preferred Stock being redeemed.

                  (e) Any redemption pursuant to this Section 6 shall be accomplished in the manner and with the effect as set forth in Section 7.

         7. Redemption Procedure.

                  (a) Notice of every redemption of Series D Preferred Stock (each, a "Redemption Notice") shall be given by mailing the same (first class mail, postage pre-paid) to every holder of record whose shares are to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the applicable Redemption Date, at its, his or her respective address as the same shall appear on the books of the Corporation, but no defect in such mailed notice or in the mailing thereof or the failure by any holder to receive any notice of redemption shall affect the validity of the proceedings for the redemption of any share so to be redeemed. The notice shall state:

                           (i) the number of shares of Series D Preferred Stock
of such holder to be redeemed;

                           (ii) the Mandatory Redemption Price, Optional
Redemption Price or Extraordinary Redemption Price, as applicable;

                           (iii) with respect to an Optional Redemption, whether
such shares shall be redeemed for cash or shares of Common Stock, or a combination thereof (indicating the amount of cash or number of shares of Common Stock to be delivered with respect to each share of Series D Preferred Stock redeemed);

                           (iv) with respect to a Mandatory Redemption or
Extraordinary Redemption, with respect to each share of Series D Preferred Stock redeemed, the amount of cash, number of shares of Common Stock and/or the face amount of any Junior Subordinated Redemption Note to be delivered to such holder;

                           (v) if applicable, the aggregate Market Value of any
Contingent Shares payable in connection with such redemption.

                           (vi) the Redemption Date;


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                           (vii) the name and address of the Paying Agent or
other place at which the specified shares are to be delivered for redemption on the Redemption Date; and

                           (viii) that the shares specified will be redeemed by
the Corporation at the applicable Redemption Date upon the surrender for cancellation, at the place designated in the notice, of the certificates representing the shares so to be redeemed (or, in the event such shares are represented by certificates that are lost, stolen, destroyed or mutilated, delivery of an affidavit to that effect and an indemnification agreement, each in form and substance reasonably acceptable to the Corporation, from the holder of such shares), which certificates must be properly endorsed for transfer or accompanied by proper instruments of assignment and transfer in blank and bearing all necessary transfer tax stamps.

                  (b) Each holder of shares of Series D Preferred Stock to be redeemed shall deliver the certificate or certificates representing such shares as directed in the Redemption Notice.

                  (c) No later than the first business day following the Redemption Date, the Corporation shall deposit with the Paying Agent cash, Junior Subordinated Redemption Notes, shares of Common Stock or a combination thereof, as applicable, sufficient to pay the Mandatory Redemption Price, Extraordinary Redemption Price or Optional Redemption Price, as applicable, with respect to all shares of Series D Preferred Stock to be redeemed. As soon as practicable after the Redemption Date, the Corporation shall deliver or cause to be delivered to each holder entitled to receive Junior Subordinated Redemption Notes or shares of Common Stock pursuant any such redemption, if any, through the applicable Paying Agent, a certificate for the full number of shares of Common Stock, or a Junior Subordinated Redemption Note in the principal amount, issuable to such holder, as the case may be.

                  (d) If a Redemption Notice shall have been duly given as hereinbefore provided pursuant to paragraph (a) above, and if cash or shares of Common Stock (or in the case of any required payment of Contingent Shares, shares of Series D Preferred Stock) necessary for such redemption shall have been set aside by the Corporation as provided in this Section, so as to be, and continue to be, available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares of the Series D Preferred Stock so called for redemption shall no longer be deemed to be outstanding on and after such Redemption Date, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

                  (e) Any funds or other consideration so set aside or deposited, as the case may be, and unclaimed at the end of one year from the applicable Redemption Date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof, without interest, subject to the applicable law of escheat.


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                  (f) Shares of Series D Preferred Stock that have been issued and reacquired by the Corporation shall revert to the status of authorized and unissued shares of Preferred Stock without serial designation.

                  (g) If fewer than all the shares of Series D Preferred Stock evidenced by any certificate submitted to the Corporation for redemption pursuant to this Section 7 are to be redeemed, the Corporation will issue new certificate(s) for the remainder of the shares of Series D Preferred Stock that were evidenced by the old certificate(s) and not so redeemed.

         8. Voting Rights. Except as required under Delaware law, the holders of shares of Series D Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Corporation, except that without the affirmative approval of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, given either by their vote at an annual meeting or a special meeting called for such purpose or in writing without a meeting, (a) the Corporation shall not effect any amendment, alteration or repeal (by any means, including any merger or consolidation) of any of the provisions hereof or of the Restated Certificate of Incorporation of the Corporation or of any amendment thereto (including, without limitation, any certificate of designation or similar instrument filed in connection with any class or series of capital stock of the Corporation) which would alter or change the powers, preferences or special rights of the shares of Series D Preferred Stock so as to affect them adversely, or (b) authorize or enter into a Significant Transaction. The creation, authorization or issuance of any other class or series of capital stock of the Corporation having rights junior to or on parity with those of the Series D Preferred Stock, or the creation, authorization or issuance in connection with an Acquisition of any other class or series of capital stock of the Corporation having rights senior to those of the Series D Preferred Stock, or the increase or decrease in the amount of authorized capital stock of any such class or series or of the Series D Preferred Stock, or any increase or decrease in the par value of any such class or series or of the Series D Preferred Stock, will not require the consent of the holders of the Series D Preferred Stock and will not be deemed to affect adversely, or alter or change the powers, preferences or special rights of, the shares of Series D Preferred Stock.

         9. Exchange at the Option of the Corporation.

                  (a) The Corporation may, at any time and from time to time, elect to exchange, in whole or in part, the issued and outstanding shares of Series D Preferred Stock for shares of Common Stock, in the manner described in this Section 9 and in Section 10 hereof.

                  (b) Each issued and outstanding share of Series D Preferred Stock shall be exchangeable at the option of the Corporation pursuant to this
Section 9 into that number of shares of Common Stock as is equal to the sum of
(i) the greater of (A) that number of shares of Common Stock having an aggregate Market Value equal to the Floor Amount or (B) 14.284 shares of Common Stock (determined subsequent to the deemed issuance of such shares of Common Stock), plus (ii) that number of shares of Common Stock having an aggregate Market Value equal to the Market Value of any Contingent Shares issuable thereof pursuant to
Section 11 hereof (the "Exchange Price").


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                  (c) At its option, the Corporation may, in lieu of issuing fractional shares of Common Stock in payment of the Exchange Price, pay cash for the current Market Value of any fractional share, which shall be determined by multiplying the Market Value of a share of Common Stock by such fraction and rounding the product thereof to the nearest whole cent, with one-half cent to be rounded upward.

          10. Mechanics of Exchange. (a) Notice of any exchange at the option of the Corporation of Series D Preferred Stock pursuant to Section 9 hereof (each, a "Conversion Notice") shall be given by mailing the same to every holder of record whose shares are to be exchanged, not less than ten (10) days prior to the date set for such exchange (the "Exchange Date"), at his or her respective address as the same shall appear on the books of the Corporation, but no defect in such mailed notice or in the mailing thereof or the failure by any holder to receive any such notice shall affect the validity of the proceedings for the exchange of any share so to be exchanged. The notice shall state that the shares specified will be exchanged by the Corporation into such number of shares of Common Stock as shall be determined in accordance with Section 9 hereof and set forth in such notice, shall specify the Exchange Date and shall designate the place to which the certificates representing the shares so to be exchanged (or, in the event such shares are represented by certificates that are lost, stolen, destroyed or mutilated, delivery of an affidavit to that effect and an indemnification agreement, each in form and substance reasonably acceptable to the Corporation, from the holder of such shares) are to be submitted for exchange.

                  (b) Each holder of shares of Series D Preferred Stock to be exchanged shall deliver the certificate or certificates representing such shares as directed in the Exchange Notice.

                  (c) The Corporation shall, as soon as practicable after the submission of any properly endorsed certificate or certificates representing shares of Series D Preferred Stock called for exchange which are submitted pursuant to the preceding paragraph, issue and deliver to the holder thereof a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid. If fewer than all the shares of Series D Preferred Stock evidenced by any certificate submitted to the Corporation for exchange pursuant to this Section 10 are to be exchanged, the Corporation will issue new certificate(s) for the remainder of the shares of Series D Preferred Stock that were evidenced by the old certificate(s) and not so exchanged.

         11. Contingent Value Adjustment. (a) Subject to any contractual and other restrictions to which the Corporation may be subject, for so long as any shares of Series D Preferred Stock remain issued and outstanding and are not otherwise called for redemption or exchange, in the event that, during any calendar year, the amount of the interest-bearing long-term debt of the Corporation (the "Long-Term Debt") is less than one-third (1/3) of the amount of such indebtedness outstanding as of the Minimum Debt Date (the "Adjustment Threshold"), then as soon as practicable after the end of such calendar year, the Corporation shall issue to each then holder of shares of Series D Preferred Stock additional shares of Series D Preferred Stock or, at its option, shares of Common Stock (in either case, the "Contingent Shares"), in a number equal to the product of (i) the number of shares of Series D Preferred Stock held by such holder as of the last day of such calendar year multiplied by (ii) the number of shares of Series D


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Preferred Stock or Common Stock, as the case may be, having a Market Value
(determined subsequent to the deemed issuance of such shares) equal to the product of the Floor Amount in effect at the time of such payment multiplied by the Applicable Rate, multiplied by (iii) a fraction, the numerator of which is the number of days during such year in which the Long Term Debt is less than the Adjustment Threshold, and the denominator of which is 365.

                  (b) In lieu of issuing Contingent Shares, the Corporation may at its option (subject to any contractual and other restrictions with respect thereto to which the Corporation may be subject) pay each holder entitled to Contingent Shares pursuant to Section 11(a) above cash in an amount equal to the aggregate Market Value of such Contingent Shares issuable to such holder (determined subsequent to the deemed issuance of such Contingent Shares).

                  (c) At its option, the Corporation may, in lieu of issuing fractional shares pursuant to Section 11(a) above, pay cash for the current Market Value of any fractional share, which shall be determined by multiplying the Market Value of a share of Series D Preferred Stock by such fraction and rounding the product thereof to the nearest whole cent, with one-half cent to be rounded upward.

                  (d) Notwithstanding the foregoing, this provision shall not be enforceable by its terms, and no such issuance of Contingent Shares or cash payment in lieu thereof shall be made in the event that such issuance or payment violates or otherwise conflicts with any contractual or other restrictions with respect thereto to which the Corporation may be subject, including but not limited to any violation or conflict with the rights of the holders of the Series A Preferred Stock, Series C Preferred Stock or any other class or series of capital stock which would result from such issuance or payment absent a vote or other consent by such holders with respect thereto.

         12. Definitions. For the purposes of this Certificate of Designations:

                  "Acquisition" means a Permitted Acquisition or any other transaction or series of transactions by the Corporation or any direct or indirect subsidiary thereof, whether effected by merger, consolidation, purchase, lease or other transfer of assets, of the capital stock (or equivalent interest in) or assets of any other Person.

                  "Adjustment Threshold" shall have the meaning given to such term in Section 11(a) hereof.

                  "Applicable Rate" means the weighted average interest rate on noncurrrent interest bearing indebtedness of the Corporation on the Minimum Debt Date.

                  "Affiliate" means, as to any Person, another Person that controls, is controlled by or is under common control with, such Person.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Corporation.


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                  "Contingent Shares" shall have the meaning given to such term in Section 11(a) hereof.

                  "ESOPs" means the Corporation's 1984 and 1989 Employee Stock Ownership Plans.

                  "Exchange Act" means the Securities Exchange Act of 1934, or any similar Federal statute and the rules and regulations thereunder, all as the same may be in effect at the time.

                  "Exchange Date" shall have the meaning given to such term in
Section 10(a) hereof.

                  "Exchange Notice" shall have the meaning given to such term in
Section 10(a) hereof.

                  "Extraordinary Redemption Price" shall have the meaning given such term in Section 6(a) hereof.

                  "Floor Amount" means (a) Twenty Dollars ($20) with respect to any redemption or conversion, as the case may be, that occurs on or prior to February 28, 2005 and (b) Forty Dollars ($40) with respect to any redemption or conversion, as the case may be, that occurs on or after March 1, 2005.

                  "Junior Stock" means any class of stock of the Corporation, including but not limited to the Common Stock, which is not Parity Stock or Senior Stock.

                  "Junior Subordinated Redemption Note" shall have the meaning given to such term in Section 4(a) hereof.

                  "Long-Term Debt" shall have the meaning given to such term in
Section 11(a) hereof.

                  "Mandatory Redemption Price" shall have the meaning given such term in Section 4(a) hereof.

                  "Market Value" means the fair market value of one share of the Corporation's Common Stock or Series D Preferred Stock, as the case may be, as determined by a nationally recognized independent appraisal firm selected by the Corporation is its sole and absolute discretion.

                  "Minimum Debt Date" means December 31, 2002.

                  "Notes Indenture" shall have the meaning given to such term in
Section 6(a) hereof.


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                  "Optional Redemption Price" shall have the meaning given to such term in Section 5(a) hereof.

                  "outstanding" means, as used herein with reference to shares of Series D Preferred Stock, such shares as have been issued but, as of the time of determination thereof, have not yet been repurchased, reacquired, redeemed or exchanged by the Corporation, other than any of such shares held or beneficially owned at such time by the Corporation or any of its Affiliates.

                  "Parity Stock" means the Series A Preferred Stock, the Series C Preferred Stock and any other class or series of preferred stock which the Corporation may, in the future, designate ("Future Preferred Stock"), except such Future Preferred Stock as may be designated and/or issued by the Corporation in connection with an Acquisition.

                  "Paying Agent" means an office or agency designated by the Corporation from time to time at which shares of Series D Preferred Stock may be presented for conversion or for payment upon redemption as provided herein.

                  "Permitted Acquisition" shall have the meaning given such term in Section 1.1 of the Notes Indenture.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

                  "Redemption Date" means the date set forth in Section 4 upon which shares of Series D Preferred Stock are to be redeemed and also means each of the dates fixed by resolution of the Board of Directors of the Corporation pursuant to Section 5 hereof or the effective date of a Significant Transaction to which reference is made in Section 6 hereof, in each case as specified in the notice of redemption.

                  "Redemption Notice" shall have the meaning given to such term in Section 7(a) hereof.

                  "Securities Act" means the Securities Act of 1933, or any similar Federal statute and the rules and regulations thereunder as may be in effect at the time.

                  "Senior Secured Notes" shall mean the Corporation's 10% Senior Secured Notes due 2008.

                  "Senior Stock" means preferred stock issued in connection with a Permitted Acquisition that is designated as ranking senior to the Series D Preferred Stock as to dividends and liquidation.


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                  "Series A Preferred Stock" means the Convertible Voting
Preferred Stock, Series A, par value $.10 per share, of the Corporation.

                  "Series C Preferred Stock" means the Corporation's Series C Convertible Redeemable Preferred Stock, par value $.10 per share.

                  "Series D Preferred Stock" shall have the meaning given such term in Section 1 hereof.

                  "Significant Transaction" shall mean (a) any transaction or series of related transactions by which a person or a group within the meaning of Section 13(d) of the Exchange Act and Rule 13d-5 promulgated thereunder, other than the ESOPs or any other employee benefit plan of the Corporation, becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of capital stock of the Corporation representing greater than 50% of the voting power of the Corporation's capital stock in connection with the financing of a Permitted Acquisition (or debt or equity incurred in connection with the financing of a Permitted Acquisition which is convertible into or exchangeable for capital stock of the Corporation representing greater than 50% of the voting power of the Corporation's capital stock after giving effect to such conversion or exchange); or (b) a sale of all or substantially all of the assets of the Corporation or a sale, merger or business combination of the Corporation where the Corporation is not the surviving corporation that qualifies as a Permitted Acquisition.



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                  IN WITNESS WHEREOF, the Corporation has caused this
Certificate to be duly executed on its behalf by its undersigned Vice President of Finance and Administration and attested to by its Secretary this 19th day of February, 2003.


                                            /s/ Mark E. Kaplan
                                            -----------------------------------
                                            Name:  Mark E. Kaplan
                                            Title: Vice President of Finance and
                                                   Administration


ATTEST:


/s/ William R. Kiefer
------------------------------------
Secretary



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